EXHIBIT 10.35

THIRD AMENDMENT TO
THE WASHINGTON TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

A.
WHEREAS, The Washington Trust Company (the “Company”) maintains The Washington Trust Company Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2008, as subsequently amended (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan; and
WHEREAS, the Company has reserved the right to amend the Plan by action of its Compensation and Human Resources Committee; and
WHEREAS, the Compensation and Human Resources Committee of the Company has authorized the following amendment to the Plan;
NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.Section 1.27 of the Plan is hereby amended by deleting said Section in its entirety and substituting the following in lieu thereof:
“1.27    Spouse. An opposite-gender or same-gender person to whom the Participant is lawfully married at the time of the Participant’s death.”

B.	The effective date of this Third Amendment is as of June 26, 2013.
C.In all other respects said Plan is hereby confirmed.
IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officer this 13th day of August, 2013.
THE WASHINGTON TRUST COMPANY

By:	/s/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman, President and Chief Executive Officer